Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-211800, 333-211799, 333-65684, 333-83175, 333-07109) on Form S-8 of Old Point Financial Corporation of our report dated March 31, 2023, relating to the consolidated financial statements of Old Point Financial Corporation, appearing in this Annual Report on Form 10-K of Old Point Financial Corporation for the year ended December 31, 2022.

/s/ Yount, Hyde & Barbour, P.C.

Richmond, Virginia
March 31, 2022